Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 8 TO THE

POOLING AND SERVICING AGREEMENT

THIS AMENDMENT NO. 8 (this “Amendment”) to the Pooling and Servicing Agreement is made as of November 10, 2009 by and among Navistar Financial Securities Corporation, a Delaware corporation (“NFSC”), Navistar Financial Corporation, a Delaware corporation (“Navistar Financial”), and The Bank of New York Mellon, a New York banking corporation, as Master Trust Trustee (the “Master Trust Trustee”).

NFSC, as Seller, Navistar Financial, as Servicer, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995, and amended by Amendment No. 1, dated September 12, 1995, by Amendment No. 2, dated March 27, 1996, by Amendment No. 3, dated July 17, 1998, by Amendment No. 4 dated June 2, 2000, by Amendment No. 5, dated as of July 13, 2000, by Amendment No. 6, dated October 31, 2003 and by Amendment No. 7, dated June 10, 2004 (as amended, the “Pooling and Servicing Agreement”). The Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

1.	Amendments to Section 1.01.

(a) The definition of “Backup Servicer” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Backup Servicer” shall mean initially Wells Fargo Bank, National Association and thereafter any Person, if any, appointed as the Backup Servicer as provided in Section 3.05 or Section 4.01 of the Backup Servicing Agreement.”

(b) The definition of “Backup Servicing Agreement” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Backup Servicing Agreement” shall mean the Backup Servicing Agreement, dated as of November 10, 2009, among the Servicer, the Seller, the Master Trust Trustee and the Backup Servicer, as such agreement may be amended, modified, supplement or replaced from time to time.”

(c) The definition of “Backup Servicing Expenses” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Backup Servicing Expenses” shall mean the reasonable out-of-pocket costs, expenses, disbursements and other charges incurred by the Backup Servicer in connection with the performance of its duties and obligations under the Backup Servicing Agreement and any damages or other amounts for which the Backup Servicer is entitled to indemnification pursuant to the Backup Servicing Agreement, each as expressly provided therein. For the avoidance of doubt, any set up and servicing transition fees and costs of the Backup Servicer incurred during the transition of the servicing of the Dealer Notes from the Servicer to the Backup Servicer as Successor Servicer shall not be included in Backup Servicing Expenses (such transition fees and costs to be payable as provided in the Backup Servicing Agreement).”

(d) The definition of “Backup Servicing Fee” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Backup Servicing Fee” shall have the meaning specified in Section 3.11.”

(e) The definition of “Base Backup Servicing Fee” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Base Backup Servicing Fee” shall mean the greater of (1) $90,000 and (2) (a) if the aggregate principal amount of the Dealer Notes in the Master Trust is greater than or equal to $1,000,000,000, the Base Backup Servicing Fee shall be equal to 0.015% multiplied by the aggregate principal amount of the Dealer Notes in the Master Trust as of the last day of the applicable Due Period, (b) if the aggregate principal amount of the Dealer Notes in the Master Trust is greater than or equal to $650,000,000 but less than $1,000,000,000, the Base Backup Servicing Fee shall be equal to 0.02% multiplied by the aggregate principal amount of the Dealer Notes in the Master Trust as of the last day of the applicable Due Period, and (c) if the aggregate principal amount of the Dealer Notes in the Master Trust is less than $650,000,000, the Base Backup Servicing Fee shall be equal to 0.03% multiplied by the aggregate principal amount of the Dealer Notes in the Master Trust as of the last day of the applicable Due Period.”

(f) The definition of “Concentration Limit” shall be added to Section 1.01 in proper alphabetical order to read as follows:

““Concentration Limit” shall mean:

•

for the largest Dealer, 4.00% of the sum of (i) the aggregate principal balance of Dealer Notes in the Master Trust, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) during the accumulation period for any series of notes secured by one or more Investor Certificates, the aggregate principal amount of funds on deposit in such series’ Principal Funding Account;

•

for each of the second, third and fourth largest Dealers, 3.00% of the sum of (i) the aggregate principal balance of Dealer Notes in the Master Trust, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) during the accumulation period for any series of notes secured by one or more Investor Certificates, the aggregate principal amount of funds on deposit in such series’ Principal Funding Account;

•

for each of the fifth, sixth and seventh largest Dealers, 2.50% of the sum of (i) the aggregate principal balance of Dealer Notes in the Master Trust, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) during the accumulation period for any series of notes secured by one or more Investor Certificates, the aggregate principal amount of funds on deposit in such series’ Principal Funding Account; and

•

for each remaining Dealer, 2.00% of the sum of (i) the aggregate principal balance of Dealer Notes in the Master Trust, (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account and (iii) during the accumulation period for any series of notes secured by one or more Investor Certificates, the aggregate principal amount of funds on deposit in such series’ Principal Funding Account.

(g) Clause (n) to the definition of “Eligible Dealer Note” shall be deleted in its entirety and replaced with the following:

“(n) which, when the principal amount of such Dealer Note is added to the principal amount of the other outstanding Dealer Notes issued by the same Dealer previously or concurrently transferred to the Master Trust, shall not cause the sum of the principal amounts of all such Dealer Notes to exceed the Concentration Limit;”

(h) The definition of “Eligible Investments” shall be amended to add the following after the last paragraph thereof:

“For purposes of this definition of “Eligible Investments” and for the avoidance of doubt, the highest investment category for short term unsecured debt obligations granted by Standard & Poor’s is “A-1+” (or, in the case of money market funds, “AAAm” or “AAAm-G”).”

(i) The definition of “Tax Opinion” shall be deleted in its entirety and replaced with the following:

““Tax Opinion” shall mean, with respect to any action, an opinion of counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as (i) debt, (ii) a partnership interest (other than an interest in a publicly traded partnership) or (iii) an interest in an entity disregarded as separate from the Seller, as applicable, and (b) such action will not cause or constitute a taxable event with respect to any Investor Certificateholders or the Master Trust or cause the Master Trust to be treated as an association (or publicly traded partnership) taxable as a corporation.”

2.	Amendment to Article III. Section 3.11 shall be added to Article III in proper numerical order to read as follows:

“SECTION 3.11 Backup Servicing Compensation. Effective on November 10, 2009, with respect to any Series, as full compensation for its backup servicing activities under the Backup Servicing Agreement, the Backup Servicer shall be entitled to receive a backup servicing fee in respect of each day prior to the earlier of (i) the date on which the Backup Servicing Agreement terminates in accordance with the provisions thereof and (ii) the Final Master Trust Termination Date, payable in arrears, on each date and in the manner specified in the applicable Supplement. The “Backup Servicing Fee” shall be the aggregate of the fees specified in the Supplements and shall be payable to the Backup Servicer solely to the extent amounts are available for payment in accordance with the terms of the Supplements. The share of the Backup Servicing Fee for any Series allocable to Investor Certificateholders shall be determined in accordance with the terms of the applicable Supplement. The Backup Servicer shall also be entitled to receive the Backup Servicing Expenses in respect of each day prior to the earlier of (i) the date on which the Backup Servicing Agreement terminates in accordance with the provisions thereof and (ii) the Final Master Trust Termination Date, payable in arrears, on each date and in the manner specified in the applicable Supplement. The share of the Backup Servicing Expenses for any Series allocable to Investor Certificateholders shall be determined in accordance with the terms of the applicable Supplement.”

3.	Miscellaneous.

(a) For the avoidance of doubt, the amendments specified in Sections 1(f) and (g) of this Amendment shall not become effective until the date on which the outstanding principal amount of the Series 2005-1 notes issued pursuant to that certain Series 2005-1 Indenture Supplement, dated February 28, 2005, between Navistar Financial Dealer Note Master Owner Trust, as issuer, and The Bank of New York Mellon, as indenture trustee, is reduced to zero and all accrued interest on such notes is paid in full.

(b) This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION
as Seller and Series 2004-1 Certificateholder

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

NAVISTAR FINANCIAL CORPORATION as Servicer

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON as Master Trust Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

The undersigned hereby consent to the
execution of this Amendment

BANK OF AMERICA, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ Matt Zimmerman
Name:	Matt Zimmerman
Title:	Vice President

KITTY HAWK FUNDING CORPORATION, as a Conduit Purchaser for the KHFC Purchaser Group

By	/s/ Philip A. Martone
Name:	Philip A. Martone
Title:	Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Committed Purchaser and Managing Agent for the KHFC Purchaser Group

By	/s/ Matt Zimmerman
Name:	Matt Zimmerman
Title:	Vice President

THE BANK OF NOVA SCOTIA,
as a Committed Purchaser and Managing Agent for the
Liberty Street Purchaser Group

By	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for the Liberty Street Purchaser Group

By	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President